UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2021

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)
Preferred Shares Purchase Rights	N/A	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2021, the Compensation & Talent Committee (the “Committee”) of the Board of Directors (the “Board”) of The ODP Corporation (the “Company”) approved the payout under the Company’s 2020 Corporate Incentive Plan (“Annual Bonus Plan”). The Company’s Annual Bonus Plan is a cash annual incentive plan designed to compensate the Company’s executives and employees based on achievement of annual corporate performance goals. The Annual Bonus Plan includes threshold, target and maximum payouts tied to adjusted EBITDA and Net Sales goals. Failure to meet threshold results in zero funding based on the originally approved goals, whereas attainment of target performance goals results in target payout and maximum payout is capped at 200% of target to align with market-competitive practice among the Company’s peer group and to enable upside opportunity for performance above target and the challenging nature of the goals. When designing the Annual Bonus Plan in February 2020, the Committee established categories of significant, unplanned and unusual items that would be excluded from adjusted EBITDA and Net Sales. The pre-determined adjustments were intended to ensure that measured performance reflected the degree of management excellence in results and was not distorted upward or downward by factors outside management’s control. The adjustment categories set forth in the Annual Bonus Plan thereby foster “line of sight” between controllable performance and payouts, protect against artificial inflation or deflation in payouts, and assure fairness to both shareholders and management, and continued alignment of their interests. For 2020, the categories of excludable items included: merger-related expenses; impacts of unplanned acquisitions and divestitures; impacts of change in classification from discontinued operations to continuing operations (and vice versa); restructuring charges; impairment charges related to goodwill, other intangible assets, and long-lived assets (non-cash); unplanned legal expenses related to attorney fees, judgments and settlements; and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments approved by the Committee.

At the meeting, the Committee reviewed the preliminary corporate performance results for the 2020 performance measures that the Committee established in February 2020 for adjusted EBITDA and Net Sales under the Annual Bonus Plan. The adverse impact of the COVID-19 pandemic to Net Sales and adjusted EBITDA resulted in the Company’s performance coming in below target performance for the Net Sales and adjusted EBITDA metrics and would have resulted in funding of the Annual Bonus Plan at 35% of the target payout level for all employees, which include the named executive officers. As described in the Annual Bonus Plan, the Committee has the authority to make adjustments to ensure that compensation appropriately reflects operating performance that is reasonably within management’s control.

During the meeting, the Committee approved adjustments to the Annual Bonus Plan to exclude from Net Sales and adjusted EBITDA the estimated negative impact that COVID-19 had on the Company’s 2020 operations based on estimated lost sales and estimated EBITDA shortfall. In contemplating these potential adjustments, the Committee also carefully assessed the Company’s 2020 financial performance and strategic achievements, all of which were accomplished as the Company worked to minimize the impact of COVID-19 on its 2020 operations. These included:

•

The Company’s positive fiscal year 2020 total shareholder return of 13.6% versus the prior fiscal year return of negative 11.8% and achievement of significant improvements to its balance sheet and cash flow;

•

The Company’s completion of its holding company reorganization and the creation of a new publicly traded company, named The ODP Corporation. This action simplifies the Company’s corporate structure to better align its assets with respective operating channels, creating more flexibility for the future;

•

The Company’s initiation of the Maximize B2B restructuring plan, a multiyear plan designed to provide fuel for growth on its integrated B2B distribution platform, reduce retail exposure, provide operational flexibility, and drive a variable low-cost model;

•

The Company’s success in streamlining its capital structure by refinancing the existing credit facility and repaying the term loan; its successful unwind of the Timber Note structure, retiring non-recourse debt and generating $87M in net proceeds;

•

The Company’s quick implementation of creative and resilient approaches to meeting customer needs through a combination of buy online-pick up in-store, curbside pickup, and several home or office delivery options during the onset of the pandemic;

•

The Company’s launch of a new Personal Protective Equipment business with gross revenues of approximately $200 million in the first 9 months, illustrating the agility of its underlying sourcing and supply chain capabilities and our ability to create new business adjacencies; and

•

The Company’s continued commitment to safety, health and wellness to its employees and customers throughout the pandemic including actions the Company took in the early stages of the pandemic to enhance safety protocols for employees and create a safe environment for customers.

In light of these considerations, at the January 25, 2021 meeting, the Committee determined to fund the Annual Bonus Plan at 74.4% of target for all eligible participants, which includes approximately 2,200 employees and the named executive officers, and recommended to the independent directors of the Board the same payout for the Chief Executive Officer. The Committee’s recommendation for the CEO was approved at a meeting held on the same day. While the overall payout remains significantly below target, the Committee believes this funding level appropriately reflects the unique impact of the pandemic and the critical efforts made by all participants in responding to unprecedented disruption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: January 27, 2021	By:	/s/ N. David Bleisch
	Name:	N. David Bleisch
	Title:	Executive Vice President, Chief Legal & Administrator Officer

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